UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012

BMB MUNAI, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

324 South 400 West, Suite 250, Salt Lake City, Utah
(Address of principal executive offices)

84101
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On February 14, 2011, BMB Munai, Inc. (the “Company”) entered into a Participation Interest Purchase Agreement (the “Purchase Agreement”) with MIE Holdings Corporation (HKEx: 1555) (“MIE”), and its subsidiary, Palaeontol B.V. (“Palaeontol”), pursuant to which the Company agreed to sell all of its interests in its wholly-owned subsidiary Emir Oil, LLP (“Emir Oil”) to Palaeontol (the “Sale”).  The initial purchase price was $170 million and was subject to various closing adjustments and the deposit of $36 million in escrow to be held for a period of twelve months following the closing for indemnification purposes.  The sale of assets pursuant to the amended Purchase Agreement closed on September 19, 2011, and on October 24, 2011, we distributed $1.04 per share.  On September 20, 2012, the escrow period expired and the Company received the entire $36 million being held in escrow without any depletion for indemnification obligations.

The Company’s board of directors expects to meet to determine the timing and amount of a second cash distribution to the Company’s stockholders, after giving effect to required fund allocations, actual costs incurred and other factors.  Among the required fund allocations are the previously disclosed deferred extraordinary event payment due to Boris Cherdabayev and payments to Boris Cherdabayev and Toleush Tolmakov of their deferred initial distribution amounts, which payments were deferred by Messrs. Cherdabayev and Tolmakov to increase the amount of funds available to the Company’s other stockholders in the initial distribution.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements regarding the Company’s intention to make a second distribution from the Sale proceeds. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business and regulatory risks and factors identified in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: September 21, 2012	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

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